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                                                            Lease - EXHIBIT 10.8

                                LEASE AGREEMENT

     This LEASE AGREEMENT is made and entered into this 1/st/ day of December,
                                                        -----        --------
1999, between VIRGINIA LUTHERAN HOMES, INC., a Virginia corporation, hereinafter called "Landlord", party of the first part, and SALEM BANK AND TRUST, N.A., a national banking association, hereinafter called "Tenant", party of the second part.

                                  WITNESSETH:

     That the Landlord hereby lets and demises unto Tenant and Tenant hereby takes and holds from the Landlord, as Tenant, the following described space in the Brandon Oaks retirement community, hereinafter called "Community", located on 3804 Brandon Avenue, SW, Roanoke, Virginia 24018-1499: approximately 317 square feet of floor space being further shown on Exhibit "A" hereto and hereinafter referred to as the "Demised Premises". The Demised Premises are to be used by Tenant for the purpose of operating a branch bank.

     1.   Term.  The Lease Agreement for the Demised Premises shall be for the
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term commencing on April 1, 2000 and ending five (5) years thereafter (the
"Initial Term"). Provided the Tenant is not in default under the Lease Agreement, Tenant shall have the option to extend the Lease Term for two additional five-year terms ("Option Terms"). Tenant shall exercise its option, in writing, if at all, no later than six months prior to the expiration of the Initial Term for the first Option Term and no later than six months prior to the expiration of the first Option Term for the second Option Term. If Tenant does not provide notice of its intention to exercise its option within such time periods, the Lease Agreement shall terminate upon expiration of the then current term. Should the Tenant not have its banking facility open for business by April 3, 2000, the lease shall be terminated provided that the delay is caused by the Tenant and not the Landlord.

     2.   Regulatory Approval. Commencement of this Lease is subject to Tenant's
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receipt of authority to establish a branch bank at the Community from the Office of the Comptroller of
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the Currency. In the event of a conflict between the terms and conditions of this Lease Agreement and federal and state banking laws and regulations, the federal provisions will prevail.

     3.   Basic Annual Rent.  Tenant hereby agrees to pay in the Initial Term
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basic annual rent for the Demised Premises at the rate of Nineteen Thousand Two
Hundred Dollars per year or Sixteen Hundred Dollars per month. Basic annual rent during the first Option Term, if any, shall be agreed upon prior to the Commencement Date of the first Option Term and shall be at the then current market rate, not to exceed the rate of inflation as determined by the consumer price index during the prior five year lease period. Basic annual rent during the second Option Term, if any, shall be agreed upon prior to the Commencement Date of the second Option Term and shall be at the then current market rate, not to exceed the rate of inflation as determined by the consumer price index during the prior five year lease period. Should the parties fail to agree upon a then current market rate, the Tenant shall have the option to cancel any further Option Term even if the additional term has been requested in writing. In the event that the Commencement Date occurs on a day other than the first day of a calendar month, the monthly rent for the month during which the Commencement Date occurs shall be paid on the Commencement Date and shall be prorated on the basis of the actual number of days in said month. In the event that the Lease Agreement expires or terminates on a day other than the last day of a calendar month, the monthly rent for the month during which expiration or termination occurs shall be prorated on the basis of the actual number of days in said month.

     4.   Use and Occupancy of the Demised Premises.
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          (a)  Tenant hereby agrees to use and occupy the Demised Premises for the purposes of a banking office to be operated in a careful and proper manner. Tenant will be the only financial institution who is permitted to operate a banking office at the Community during the period this Agreement is in effect. Products and services to be supplied by Tenant or its business partner include, but are not limited to: check cashing; opening and servicing of checking, statement savings, NOW and market rate accounts; savings certificates; U. S. Savings Bonds; U. S.

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Treasury Securities; Travelers Cheques; official bank checks and money orders;
checkbook reconciliation; wire transfers; direct deposit services; financial counseling; and estate planning.

          (b)  Tenant will provide safe deposit boxes at the Community site.

          (c) Tenant will insure its accounts through the Federal Deposit Insurance Corporation ("FDIC") to the maximum limits established by the FDIC (presently 1 00,000) or such greater limits as required by law.

          (d) All services provided by Tenant are for the primary use of the Community residents and staff. Tenant may make its services known and available to all residents, staff and family members of residents and staff of the Community. Tenant may disseminate information on the banking services offered by the Tenant to the residents and staff of the Community in a manner which is agreeable to the Landlord. Landlord shall be reasonable in considering its agreement to Tenant's dissemination of information on banking services. Except for the notational reference to the branch bank in lists of the banking offices of Tenant as specifically follows, "Brandon Oaks" (a controlled access retirement community facility), 3804 Brandon Avenue, S.W., Roanoke, Virginia 24018-1499, advertising of the branch bank by Tenant outside of the Community without the prior consent of Landlord is prohibited.

          (e) The branch bank will be operated by a full time branch manager from 9:00 a.m. to 2:00 p.m. Monday through Friday and for such additional or different hours as the Landlord and Tenant shall mutually agree.

          (f) Tenant will conform to and obey all laws and ordinances and all rules, regulations, requirements and orders of all municipal, county, state or federal authorities or agencies, respecting the use and occupancy of the Demised Premises. Tenant will obtain all required permits and licenses incident to its use of the Demised Premises and pay any taxes and fees resulting from such use.

          (g) Tenant will, at its own expense, recruit, employ, train and properly supervise all employees necessary for the smooth and efficient operation of the branch bank.

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          (h)  All employees of Tenant will wear appropriate business dress and/or identification and, when on the Community premises, will conduct themselves in a manner consistent with the standards, quality and image of the Community.

          (i) The Tenant shall not use, or permit the use of, the Demised Premises in a manner that is unlawful; or knowingly in contravention of the Certificate of Occupancy for the Community; or which, in the reasonable judgment of Landlord, may in any way impair or interfere with the operation of the Community, occasion discomfort, inconvenience or annoyance to any of the residents of the Community, or impair the appearance of the Community.

          (j) Tenant will keep, observe and conform with all Community Policies and Rules and Regulations which reasonably apply to Tenant.

     5.   Tenant's Improvements,
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          (a)  With the Landlord's written approval, which shall not be unreasonably withheld, the Tenant may, at its sole expense, make such additional improvements to the Demised Premises as it may consider necessary for its use thereof including installation of equipment such as a vault, 24 hour automated teller machine (ATM), and safe deposit boxes, such improvements and equipment installations, however, to be subject to the further provisions of this Section 3.

          (b) Not less than sixty (60) days prior to April 1, 2000, Tenant will supply Landlord with working drawings detailing the interior decorating scheme and/or any improvements and equipment installations that Tenant intends to effect prior to occupancy of the Demised Premises. Thereafter, Landlord shall have thirty (30) days within which to give or withhold its consent to the proposed decorating scheme and/or improvements and equipment installations, such consent not to be unnecessarily withheld.

          (c) Prior to the Lease Commencement Date, Landlord shall permit Tenant access to the building for the purpose of installing any improvements, furnishings, fixtures or equipment.

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          (d)  At the expiration or termination of this Lease Agreement, Tenant shall return the Demised Premises to the Landlord and shall not remove any additions, improvements or alterations, including but not limited to, partitions, doorways, carpeting, wall covering, lighting fixtures, decorative trim or millwork, and built-in counters, bookcases, closets or other cabinet work, which thereupon become the property of Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to remove, at the termination of this Lease Agreement all moveable furniture and equipment provided by Tenant and, Tenant's security equipment; safe and safe deposit boxes so long as such items are removed in a workmanlike manner and the Demised Premises are returned to Landlord with normal wear and tear expected.

     6.   Services.
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          (a)  The Landlord covenants and agrees, without additional cost or expense
 to Tenant, to provide the following:

               (i) Heating and air conditioning in reasonable quantities for the normal use of the Demised Premises.

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               (ii)  All maintenance and janitorial services to the Demised
Premises.

               (iii) Reasonable ventilation within the Demised Premises. (iv) Electricity for normal office use.

               (v) Reasonable structural building repairs within the Demised Premises except (i) reasonable repairs necessitated by negligence or willful act of Tenant or its employees and (ii) repairs to any improvements, additions or alterations installed by Tenant.

               (vi) Payment of all bills for water, electricity and heat used in the Demised Premises.

               (vii) Payment of the real estate taxes, if any, on the Community building, including the Demised Premises. Tenant will pay as additional rent any taxes which may be assessed against the Landlord or the Tenant as a result of this Lease Agreement.

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               (viii) Removal of snow and ice from the parking lot, driveways, entrances, walkways and sidewalks adjacent to the building and maintenance of all paved areas, lawns, shrubs and landscaping within or adjacent to the building.

     7.   Insurance.
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          (a)  Tenant will provide and maintain at all times and at its own expense:

               (i) Workers' Compensation insurance including employers liability that complies with the workers' compensation laws applicable to the Tenant and all employees working for the Tenant.

               (ii) Comprehensive general liability insurance, including products and contractual liability, for bodily injury or property damage with a combined single limit of not less than $1,000,000.00 per occurrence. Such insurance shall name Landlord as additional insured.

     8.   Indemnification. Tenant covenants and agrees that throughout the
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Initial Term of this Lease agreement and any Option Term thereof it will protect, indemnify, defend and hold harmless Landlord and it officers, directors, agents, employees, affiliated companies, successors and/or assigns from and against any and all claims, actions, liability, suits, demands, damages, judgments and all other expenses, including attorney's fees, in connection with its use of the premises as a branch bank in the Demised Premises conducted by Tenant with the exception of losses caused by the negligence or willful misconduct of Landlord, it agents and employees.

     9.   Assignment. Tenant will not transfer or assign this Lease Agreement,
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nor let or sublet the whole or any part of said Demised Premises, nor permit the
Demised Premises to be used by others without the prior written consent of the Landlord, which shall not be unreasonably refused.

     10.  Access to Demised Premises. Tenant will allow Landlord or its agents
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to have access to the Demised Premises at any reasonable time for the purpose of inspection, or in the event of fire or other property damage, or for the purpose of making any repairs Landlord

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considers necessary or desirable, or for any other purposes for the reasonable protection of the Demised Premises or of the building of which they are a part.

     11.  Damage Notice. Tenant will give Landlord prompt notice of any defects
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or breakage in the structure of fixtures of said Demised Premises.

     12.  Fire and Casualty Damage.
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          (a)  If the Demised Premises are damaged by fire or other casualty,
Tenant shall give immediate written notice thereof to Landlord.

          (b) If the Demised Premises should be totally destroyed by fire or other casualty, or if they should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease Agreement shall terminate and the rent shall be abated during the unexpired portion of this Lease Agreement, effective upon the date of the occurrence of such damage.

          (c) If the Demised Premises should be damaged by fire or other casualty, but only to such extent that rebuilding or repairs can be completed within one hundred eighty days after the date upon which Landlord is notified by Tenant of such damage, this Lease Agreement shall not terminate, but Landlord shall, at its expense, proceed with reasonable diligence to rebuild and repair Demised Premises to substantially the condition in which they existed prior to such damage. If the Demised Premises are untenable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenable shall be reduced to such extent as may be fair and reasonable under all the circumstances. However, notwithstanding the foregoing, there shall be no adjustment of rent if such fire or other casualty shall have been caused by the negligence or improper conduct of Tenant or its officers, agents or employees. In the event that Landlord shall fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease Agreement by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease.

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     13.  Condemnation.  If the whole or any part of the Demised Premises shall
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be taken in any eminent domain, condemnation, compulsory acquisition or similar proceeding by any competent authority for any public or quasi-public use or purpose with the result that it is unreasonable to continue to operate the Demised Premises as a branch bank, this Lease Agreement shall terminate from the date of possession of the part so taken.

     14.  Landlord's Remedies in the Event of Default.  If Tenant shall fail to
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pay any rent to Landlord when such rent is due and payable under the terms of this Lease, and such default shall continue for a period of fifteen (I 5) days after written notice thereof has been given to Tenant by Landlord, or if Tenant shall fail to perform any other duty or obligation imposed upon him by the terms of this Lease, and such default shall continue for a period of thirty (30) days after written notice of such default has been given to Tenant by Landlord, or if Tenant shall be adjudged bankrupt, or make a general assignment for the benefit of its creditors, or if a receiver of any property of Tenant in or upon the Demised Premises be appointed in any action, suit, or proceeding by or against Tenant and such appointment shall not be vacated or annulled within sixty (60) days, or if the interest of Tenant in the Demised Premises shall be sold under execution or other legal process, then, and in any such event, Landlord shall have, in addition to any other rights and remedies to which he may be entitled, the right to enter upon the Demised Premises and again have, repossess and enjoy the same as if this Lease had not been made, and thereupon this Lease shall terminate without prejudice, however, to the right of Landlord to recover from Tenant all rent due under this Lease. The Tenant shall also be obligated to pay reasonable attorney's fees and costs as well as interest on any unpaid installment of rent. In the event of any such default and re-entry, Landlord shall endeavor to re-let the Demised Premises for the remainder of the then existing term whether such term be the initial term or any renewed or extended term.

     15.  Quiet enjoyment. The Landlord covenants and agrees that Tenant, on
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performing all of the covenants and agreements herein contained, shall peacefully and quietly, have, hold and enjoy the Demised Premises for the term(s) aforesaid. Tenant agrees to keep said Demised

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Premises in good order and condition and surrender same at the expiration or other termination of the Lease Agreement, to remove all goods and effects from the Demised Premises not the property of the Landlord, and to yield up to the Landlord the Demised Premises, and all keys, locks, and other attached improvements connected therewith, in the same order in which they were received, ordinary wear and tear excepted.

     16.  Notice.  All notices will be in writing and sent by registered or
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certified mail, addressed as follows:

          To Tenant:     President
                         Salem Bank and Trust, NA
                         P. 0. Box 979
                         Salem, Va 24153

          To Landlord:   Virginia Lutheran Homes, Inc.
                         Attn: Executive Officer
                         3804 Brandon Avenue
                         Roanoke, Virginia 24018

                         Osterhoudt, Ferguson, Natt, Aheron & Agee
                         Attn: Edward A. Natt, Esquire
                         P. 0. Box 20068
                         Roanoke, Virginia 24018

or to such other persons or places as either party may from time to time designate by notice.

     17.  Successors and Assigns.  It is mutually agreed that the covenants,
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conditions and agreements herein contained are alike binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and/or assigns.

     18.  Force Majeure. If, because of acts of God, civil disturbance,
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governmental action, strikes or other labor disputes, vendor delays, or other unavoidable cause, either party is unable to perform its obligations hereunder, such non-performance shall not be considered a breach of the Agreement.

     19.  Equal Opportunity Employer.  Tenant affirms that it is an Equal
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Opportunity Employer and will comply with all laws and regulations prohibiting employment discrimination in the performance of the Agreement.

     20.  Waiver, The failure of either party to insist upon a strict
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performance of any of terms or provisions of this Lease Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     21.  Partial Invalidity, This Agreement shall be construed in accordance
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with the laws of the Commonwealth of Virginia.  If any portion of this Lease
Agreement shall be declared invalid by order, decree or judgment of a court, the Lease Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Landlord or Tenant or constitute a substantial deviation from the general intent and purpose of said parties as reflected in the Lease Agreement.

     22.  Subordination.  This Agreement and the term and estate hereby granted
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are and shall be subject and subordinate to any underlying leases, mortgages or deeds of trust which now or may hereafter affect the real property of which the Demised Premises form a part; and the Tenant shall execute and deliver, upon the demand of Landlord, or its successors in interest, any and all instruments as required subordinating, in the manner requested by Landlord, this Agreement to such lease, mortgage or deed of trust. The Tenant shall permit Landlord, any landlord under any of the underlying leases, any mortgages under any of the underlying mortgages and any trustees under any of the underlying deeds of trust, and their representatives, to enter the Premises at such hours as shall not unreasonably interfere with the Tenant's business, for the purpose of inspection and permit them or any of their agents or contractors so to enter for the purpose of complying with any law, order or requirement of any governmental authority or insurance body, or exercising any right reserved to Landlord hereunder. Notwithstanding

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anything to the contrary contained herein, so long as Tenant is not in default,
Tenant's rights under this Lease Agreement shall not be affected by such subordination.

     23.  Recording and Short Form Lease. Tenant agrees not to record this Lease
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without the express prior written consent of Landlord and further agrees that any recording thereof in violation of this provision shall make this Lease null and void at Landlord's election. Further, Tenant agrees to execute, acknowledge and deliver at any time after the date of this Lease, at the request of Landlord, a "Short Form Lease" suitable for recording. All recording costs, fees or charges due and payable upon the recording of such Short Form Lease (including, without limitation, any and all taxes due or collectible upon such recording) shall be payable in full by the party recording the same.

     24.  Community Alterations.  In the event during the term this Lease
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Agreement is in effect structural alterations, renovation, remodeling or construction within the Community is to take place affecting the Demised Premises to the extent that bank operations may no longer be conducted feasibly, Landlord agrees to use its best efforts to relocate the Demised Premises to a comparable location within the Community. In the event that an agreement of such relocation cannot be accomplished, either party may terminate this Lease Agreement.

     25.  Parking.  The Tenant agrees that it will not permit any of its
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officers or employees to park automobiles any place upon the Premise of the
Community except in those areas specifically designated from time to time by Landlord.

     26.  Use of Community Facilities by Tenant.  Tenant's employees shall have
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access to restrooms and dining facilities.  Tenant shall also have access to meeting rooms for programs and providing banking services to residents, staff and family members of residents and staff.

     27.  Signs. Tenant will not permit any sign, advertisements, or notices to
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be displayed, inscribed upon, or affixed on any part of the outside of the
Community buildings except with the written approval of the Landlord which shall not be unreasonably withheld. On the interior of the Community, signs identifying the Demised Premises shall be permitted by the Landlord.

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     28.  No Partnership.  The undertakings, covenants, obligations and
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agreements of the parties hereto shall in no way be construed as forming nor shall this Agreement be considered to have formed in any way a joint venture or partnership between the parties hereto, which relationship shall always remain that of Landlord and Tenant.

     29.  Entire Agreement.  This Agreement constitutes the entire agreement
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between Landlord and Tenant. Any amendment or modification of the Agreement must
1 5 be in writing and signed by Landlord and Tenant.

     IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Lease Agreement the day and year first above written.

Witness:                                VIRGINIA LUTHERAN HOMES, INC.

___________________________             By:_______________________________
                                        Title:

Witness:                                SALEM BANK AND TRUST, N. A.

___________________________             By:_______________________________
                                        Title:


DRAFT: November 8, 1999

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